CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (No. 333-217001, 333-91294, 333-103328, 333-123509, 333-123510, 333-149520, 333-149929, 333-166125, 333-180332, 333-180333, 333-195498 and 333-214594) and on Post Effective Amendment No. 1 on Form S-8 to Form S-4 (No. 333-204732) of Ciena Corporation of our report dated December 20, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
December 20, 2019